Exhibit 99.1

Pamrapo Bancorp Reports Third Quarter Results

Bayonne, NJ October 29, 2003 – Pamrapo Bancorp, Inc. (PBCI) today reported net in-come for the third quarter ended September 30, 2003.

Net income for the third quarter of 2003 amounted to $1.852 million, or 37 cents per share, as compared with $1.752 million, or 34 cents per share in the third quarter of 2002. The weighted average number of shares outstanding during the 2003 and 2002 periods was 4.975 million and 5.134 million shares, respectively.

The third quarter provision for loan losses was $20,000, as compared with $125,000 in the same period last year.

Net income for the nine months ended September 30, 2003 amounted to $5.563 million, or $1.09 per share, as compared with $5.508 million, or $ 1.07 per share for the same period a year earlier. The weighted average number of shares outstanding during the 2003 and 2002 periods was 5.083 million and 5.140 million, respectively.

Non-performing loans at September 30, 2003 amounted to $1.8 million, down from $2.8 million at September 30, 2002 and $2.3 million at June 30, 2003. At September 30, 2003, $500,000 were loans delinquent ninety days or more and accruing interest and $1.3 million were loans similarly delinquent and not accruing interest.

At September 30, 2003, Pamrapo’s allowance for loan losses was $2.5 million, or 139% of non-performing loans. This compares with $2.5 million, or 89% of non-performing loans at September 30, 2002 and $2.6 million, or 113% of non-performing loans at June 30, 2003.

Pamrapo’s book value per share at September 30, 2003 was $10.07.

Pamrapo Bancorp is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates nine branch offices in Bayonne, Fort Lee, Hoboken and Monroe, N.J.

CONTACT

Robert A. Hughes, CPA, Vice President

201-339-4600

Exhibit 99.1

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Quarter ended September 30,		Nine months ended September 30,
	2003	2002	2003	2002
Interest income:
Loans	$6,218	$7,301	$19,808	$22,076
Mortgage-backed securities	2,500	1,864	7,005	5,905
Investments and other interest-earning assets	297	321	858	701

Total interest income	9,015	9,486	27,671	28,682

Interest expense:
Deposits	2,385	2,852	7,594	8,730
Advances and other borrowed money	965	960	2,932	2,779

Total interest expense	3,350	3,812	10,526	11,509

Net interest income	5,665	5,674	17,145	17,173
Provision for loan losses	20	125	80	560

Net interest income after provision for loan losses	5,645	5,549	17,065	16,613

Non-interest income:
Fees and service charges	381	321	1,107	978
Gain on sale of branches	—	479	—	479
Miscellaneous	330	144	843	521

Total non-interest income	711	944	1,950	1,978

Non-interest expenses:
Salaries and employee benefits	1,719	1,850	5,156	5,372
Net occupancy expense of premises	266	276	795	840
Equipment	343	334	1,013	951
Advertising	38	30	119	120
Federal Insurance Premium	18	18	55	55
Miscellaneous	871	749	2,542	2,128

Total non-interest expenses	3,255	3,257	9,680	9,466

Income before income taxes	3,101	3,236	9,335	9,125
Income taxes	1,249	1,484	3,772	3,617

Net income	$1,852	$1,752	$5,563	$5,508

Basic/diluted earnings per common share	$.37	$.34	$1.09	$1.07

Dividends per common share	$.20	$.1875	$.60	$.5625

Weighted average number of basic and diluted common shares outstanding:
Basic	4,975	5,134	5,083	5,140

Diluted	4,978	5,134	5,084	5,140

Exhibit 99.1

PAMRAPO BANCORP, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands, except per share data)

(Unaudited)

ASSETS	September 30, 2003	December 31, 2002
Cash and amounts due from depository institutions	$8,460	$23,857
Securities available for sale	4,066	4,543
Investment securities held to maturity	9,448	7,095
Mortgage-backed securities held to maturity	233,439	146,139
Loans receivable	370,256	389,865
Foreclosed real estate	—	155
Investment in real estate	204	214
Premises and Equipment	4,184	4,417
Federal Home Loan Bank of New York stock, at cost	4,850	4,403
Interest receivable	3,024	2,982
Other assets	4,551	4,989

Total assets	$642,482	$588,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits	$489,671	445,508
Advances from Federal Home Loan Bank of N.Y.	95,000	84,340
Other borrowed money	126	149
Advance payments by borrowers for taxes, insurance	3,611	3,836
Other liabilities	3,965	4,070

Total liabilities	$592,373	$537,903

Stockholders’ equity:
Common stock; par value $.01; authorized: 25,000,000/7,000,000 shares; 6,900,000 shares issued; 4,974,313 / 5,145,986 shares outstanding	69	69
Paid-in capital in excess of par value	18,957	18,937
Retained earnings—substantially restricted	53,399	50,889
Accumulated other comprehensive income—net	252	243
Treasury stock at cost: 1,925,687/1,754,014 shares	(22,568)	(19,382)

Total stockholders’ equity	50,109	$50,756

Total liabilities and stockholders’ equity	$642,482	$588,659